SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Pursuant to a Membership Interests Purchase Agreement executed on January 11, 2012 (the “Purchase Agreement”), Wound Management Technologies, Inc., a Texas corporation (the “Company”) sold its wholly-owned subsidiary, Secure eHealth, LLC, a Nevada limited liability company (“eHealth”), to two entities that previously financed the acquisition of eHealth by the Company in January 2010—H.E.B., LLC, a Nevada limited liability company (“HEB”) and Commercial Holding AG, LLC, a Nevada limited liability company ( “Commercial Holding” and, together with HEB, the “Purchasers”).

As consideration for the transfer under the Purchase Agreement of 100% of the membership interests in eHealth, the Purchasers agreed to cancel approximately $213,000 in aggregate principal and accrued but unpaid interest under promissory notes made by the Company in favor of the Purchasers.  Additionally, in connection with the transactions contemplated by the Purchase Agreement, the holders of promissory notes made by the Company aggregating $300,000 in principal amount—Michael Konigsberg, an individual, AARG Corp., a New York Corporation, and Caesar Capital Group, LLC, a Delaware limited liability company—all agreed to the assignment of the Company’s obligations under such promissory notes to eHealth, pursuant to assignment and assumption agreements executed as of January 11, 2012, that also extended the term of such notes through March 1, 2012.

Scott A. Haire serves as the Chief Executive Officer, President, and Chairman of the Company, and also serves as the managing member of HEB.

Item 2.01             Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, pursuant to the Purchase Agreement executed on January 11, 2012, the Company transferred its interests in eHealth to the Purchasers . For additional description of the Purchase Agreement and related agreements, as well as any material relationships between the parties to the Purchase Agreement, see the disclosure provided under Item 1.01 above.

The amount of consideration delivered in respect of the membership interests in eHealth under the Purchase Agreement was determined as the result of internal valuations of, among other things, eHealth’s business and financial prospects.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit.
No.	Description
10.1	Membership Interests Purchase Agreement
10.2	Form of Assignment and Assumption and Amendment No. 1 of Convertible Promissory Note - Caesar Capital Group
10.3	Form of Assignment and Assumption and Amendment No. 1 of Convertible Promissory Note - AARG Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: February 8, 2012	By: Scott A. Haire
Scott A. Haire, Chief Executive Officer